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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                May 26, 2006
                Date of Report (Date of earliest event reported)

                             Innovate Oncology, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      33-55254-28              87-0438641
 (State or Other Jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                   Identification Number)


    4660 La Jolla Village Drive, Suite 420, San Diego, California  92122
            (Address of Principal Executive Offices)             (Zip Code)

                                  858-458-6807
              (Registrant's telephone number, including area code)

           712 Fifth Avenue, 19th floor, New York, New York 10019-4108 (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 26, 2006, registrant consummated the acquisition (the "Acquisition") from Avantogen Limited ("Avantogen") of the 50% interest in Resistys, Inc. not already owned by registrant, together with $1.1 million in cash, in exchange for 32 million shares of registrant's common stock, par value $0.001 per share, (the "Common Stock"), resulting in Avantogen owning approximately 54.24% of the outstanding Common Stock of registrant on a fully diluted basis after the closing of the Acquisition.

Section 3 - Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the Acquisition, on May 26, 2006 registrant issued 32 million shares of its Common Stock to Avantogen in exchange for Avantogen's 50% interest in Resistys, Inc. and $1.1 million in cash. The issuance of the shares was exempt from registration in accordance with Section 4(2) of the Securities Act of 1933 as a transaction by registrant not involving any public offering.

Section 5 - Corporate Governance and Management

Item 5.01.  Changes in Control of Registrant.

A change in control of the registrant occurred as of May 26, 2006 as a result of the consummation of the Acquisition pursuant to which registrant issued to Avantogen 32 million shares of its Common Stock, constituting approximately 54.24% of its Common Stock, and Avantogen exercised its right to designate three
(3) of the five (5) members of registrant's Board of Directors. Immediately prior to the consummation of the Transaction, registrant was controlled, both on the basis of security ownership and Board composition, by Gardant Pharmaceuticals, Inc. (formerly known as Bioaccelerate Holdings, Inc.) ("Gardant"). Gardant, Avantogen and registrant are parties to a Voting Agreement dated as of May 26, 2006, pursuant to which Avantogen will vote its shares in favor of two (2) designees of Gardant to serve as directors of the registrant for so long as Gardant owns at least twenty percent (20%) of registrant's capital stock. The Voting Agreement also provides that, for so long as Gardant owns at least twenty percent (20%) of registrant's capital stock, registrant will not, without first obtaining the approval of Gardant and Avantogen, and Gardant and Avantogen agree that, without the prior consent of the other, neither will vote or act with respect to its equity interests in registrant so as to, cause any of the following actions to be taken: (a) the liquidation, dissolution or winding up of registrant, (b) any bankruptcy filing of registrant, (c) the sale of all or substantially all of registrant's assets to Gardant, Avantogen or their affiliates, (d) the merger or consolidation of registrant into Gardant, Avantogen or their affiliates, (e) the conversion of registrant into another form of business, (f) engagement by registrant in a business other than in the life sciences field, (g) the issuance of shares of registrant's capital stock to Gardant, Avantogen or their affiliates at below fair market value or otherwise without adequate consideration, (h) a change in the size of registrant's Board of Directors, (i) the redemption or repurchase of any shares of registrant's capital stock owned by Gardant, Avantogen or their stockholders or affiliates, (j) the engagement by registrant in any related-party transactions with Gardant, Avantogen or their affiliates or (k) the entry by registrant into any third party transaction in which Gardant or Avantogen receives a benefit that does not inure to the benefit of registrant or its shareholders as a group. The foregoing summary of the provisions of the Voting Agreement does not purport to be complete and is qualified in its entirety and incorporated by reference to the full text thereof filed as Exhibit
10.1 hereto.


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

Upon the consummation of the Acquisition on May 26, 2006, Linden J. Boyne, registrant's Interim Chief Executive Officer and a director, Alan Bowen, registrant's Chief Financial Officer, Treasurer and a director, and Paul Hopper, registrant's Chairman of the Board and President, all resigned from such positions. At the same time, Dr. Richard Opara, Chairman of Avantogen, was appointed as registrant's Chairman of the Board, Christopher Nowers was appointed as registrant's Chief Executive Officer and a director, and Joseph Boystak, Chief Executive Officer of Chopin Capital Partners, LLC, a private equity partnership in Los Angeles and formerly Managing Director, Life Sciences, for Jefferies & Company, Inc., and Lee Cole, Chairman of Gardant, were appointed as directors of registrant. Gardant is the owner of 24,721,758 shares of registrant's Common Stock, constituting approximately 41.9% of its Common Stock, and, prior to the Acquisition, provided registrant with a $5 million secured credit facility. The credit facility was terminated in April, 2006, and no amounts remain due to Gardant thereunder. Dr. Nigel Rulewski, a current director of registrant, will continue as a director designated by Gardant. Dr. Opara, Mr. Nowers and Mr. Boystak are the director-designees of Avantogen, and Mr. Cole and Dr. Rulewski are the director-designees of Gardant.

Mr. Nowers, registrant's new Chief Executive Officer, has nearly twenty (20) years of biopharmaceutical experience involved in the commercialization of products in oncology and other therapy areas Since April 2001, Mr. Nowers held a variety of senior management positions at Amgen Inc. and Amgen Europe, including General Manager (Nordic Region), European Business Director (Rheumatology), Global Commercial Leader (Neurology) and Brand Director USA (Nephrology). Registrant and Mr. Nowers have entered into an Employment Agreement dated as of May 26, 2006 pursuant to which Mr. Nowers will serve as registrant's Chief Executive Officer for an initial term of three (3) years, subject to automatic renewal from year to year thereafter, at a base salary of $300,000 per year. Subject to the achievement of certain milestones, registrant will also grant Mr. Nowers stock options aggregating 7% of the outstanding Common Stock of registrant on a fully-diluted basis. Mr. Nowers' employment may be terminated by registrant with or without Good Cause (or by Mr. Nowers with or without Good Reason). In the event of termination by registrant without Good Cause or by Mr. Nowers with Good Reason, registrant will pay Mr. Nowers a lump sum severance amount equal to one year's salary and continue his medical and dental benefits for one year from the date of termination, and all of Mr. Nowers' unvested stock options will immediately vest. The foregoing summary of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety and incorporated by reference to the full text thereof filed as
Exhibit 10.2 hereto.

Section 8 - Other Events

Item 8.01.  Other Events.

The Company issued a press release on May 26, 2006 announcing the closing of the Acquisition. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial statements of the business acquired which are required by this item are not included with this initial report on Form 8-K but will be filed not later than August 11, 2006.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the business acquired which is required by this item is not included with this initial report on Form 8-K but will be filed not later than August 11, 2006.



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(d) Exhibits.

The following exhibits are filed with this report:

10.1 Voting Agreement dated as of May 26, 2006 by and among Innovate Oncology, Inc., Gardant Pharmaceuticals, Inc. and Avantogen Limited.

10.2 Employment Agreement dated as of May 26, 2006 between Innovate Oncology, Inc. and Christopher Nowers.

99.1     Press release dated May 26, 2006



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Innovate Oncology, Inc.

                                    By: /s/ Christopher Nowers
                                        ---------------------------
                                        Christopher Nowers
                                        Chief Executive Officer

                                        Date: June 2, 2006



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Exhibit Index

10.1 Voting Agreement dated as of May 26, 2006 by and among Innovate Oncology, Inc., Gardant Pharmaceuticals, Inc. and Avantogen Limited.

10.2 Employment Agreement dated as of May 26, 2006 between Innovate Oncology, Inc. and Christopher Nowers

99.1     Press release dated May 26, 2006